Exhibit 99.2

Regulatory environment

The majority of Frontier’s and Spinco’s operations are regulated by the FCC and various state regulatory agencies, often called public service or utility commissions.

Certain of Frontier’s and Spinco’s revenue is subject to regulation by the FCC and various state regulatory agencies. Frontier expects federal and state lawmakers to continue to review the statutes governing the level and type of regulation for telecommunications services.

Regulation of our business after the spin-off and merger

The following summary does not describe all present and proposed federal, state and local legislation and regulations affecting the communications industry. Some legislation and regulations are or could in the future be the subject of judicial proceedings, legislative hearings and administrative proposals which could change the manner in which this industry operates. Neither the outcome of any of these developments, nor their potential impact on us, can be predicted at this time. Regulation can change rapidly in the communications industry, and such changes may have an adverse effect on us. See “Risk factors—Risks related to regulation—Changes in federal or state regulation may reduce the access charge revenues we will receive.”

The merger of Frontier and Spinco will affect the regulatory operations and risks of Frontier in several specific ways:

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The closing of the merger is subject to certain state and federal regulatory approvals. Frontier and Verizon may be delayed in obtaining or unable to obtain the necessary approvals, which could delay or prevent the consummation of the merger. In addition, regulatory agencies have imposed and may impose further requirements (including service quality and capital expenditures requirements) on our business operations for specified periods of time post-closing in connection with granting such approvals, which may restrict our ability to modify the operations of our business as needed in reaction to changing circumstances.

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Most of Frontier and some parts of the Spinco business have previously operated under different statutory classifications that can affect their obligations to interconnect with competing carriers and, under current FCC rules, also affect the computation of USF funds. All of Frontier’s current ILEC operations other than Rochester Telephone are defined as “rural telephone companies” under Section 3(37) of the Communications Act, while at least some of the current operations of the Spinco business are non-rural telephone companies. Irrespective of whether they are statutorily classified as rural telephone companies, none of the current operations of the Spinco business have reduced obligations to interconnect with competing carriers.

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Prior to the transactions, Frontier served fewer than 2% of the wireline subscriber lines in the aggregate nationwide, which permitted Frontier to have reduced regulatory obligations. Following the transactions, we will serve more than 2% of the wireline subscriber lines in the aggregate nationwide, which will mean that we will no longer be eligible for those reduced obligations.

Our regulated communications services will continue to be subject to federal, state and local regulation. We will hold various regulatory authorizations for our regulated service offerings. At the federal level, the FCC generally exercises jurisdiction over facilities and services of communications common carriers, such as our company, to the extent those facilities are used to provide, originate or terminate interstate or international communications. State regulatory commissions generally exercise jurisdiction over common carriers’ facilities and services to the extent those facilities are used to provide, originate or terminate intrastate communications. In addition, pursuant to the Telecommunications Act of 1996 (the “1996 Act” or the “Telecommunications Act”), state and federal regulatory agencies share responsibility for implementing and enforcing the domestic pro-competitive policies introduced by that legislation. In particular, state regulatory agencies have substantial oversight over the provision by incumbent telephone companies of interconnection and non-discriminatory network access to competitive communications providers. Local governments often regulate the public rights-of-way necessary to install and operate networks, and may require communications services providers to obtain licenses or franchises regulating their use of public rights-of-way. Additionally, municipalities and other local government agencies may regulate limited aspects of our business, including our use of public rights-of-way, and by requiring us to obtain construction permits and abide by building codes.

Frontier believes that competition in our telephone service areas will increase in the future as a result of the Telecommunications Act and actions taken by the FCC and state regulatory authorities, and through increased deployment of various types of technology, although the ultimate form and degree of competition cannot be predicted at this time. Competition may lead to loss of revenues and profitability as a result of loss of customers; reduced usage of our network by our customers who may use alternative providers for long distance, voice and data services; and reductions in prices for our services which may be necessary to meet competition.

Under the 1996 Act, state regulatory commissions have jurisdiction to arbitrate and review interconnection disputes and agreements between ILECs and competitive local exchange carriers, in accordance with rules set by the FCC. State regulatory commissions also may impose fees on providers of communications services within their respective states to support state universal service programs. States often require prior approvals or notifications for certain acquisitions and transfers of assets, customers, or ownership of regulated entities. In connection with the transactions, Frontier and Verizon have applied for pre-closing approvals from the Arizona, California, Illinois, Nevada, Ohio, Oregon, South Carolina, Washington, and West Virginia commissions for Spinco’s local exchange service areas, and have to date received approvals from state commissions in Arizona, California, Nevada, Ohio, Oregon and South Carolina (state approval in Ohio has been effective since February 11, 2010, although a labor union has filed an Application for Rehearing, which will be determined by the Ohio state commission in mid-April). Frontier and Verizon are in the process of working with various parties to obtain approvals from the remaining state commissions and expect to obtain such approvals by the end of the second quarter of 2010. It is possible, however, that those state commissions may delay their approvals or decline to grant them. For example, on March 9, 2010, an administrative law judge in Illinois, in connection with the approval process in that state, issued a recommendation and proposed order to the Illinois Commerce Commission against approval of the transactions. The recommendation and proposed order by the administrative law judge are not decisions of the Illinois Commerce Commission, which will review the relevant records before granting or declining approval of the transactions. Frontier and Verizon have filed a joint brief on exceptions with the Illinois Commerce Commission. The Staff of the Illinois Commerce Commission and the United States Department of Defense and all other Federal Executive Agencies have filed briefs on exceptions with the Illinois Commerce Commission identifying concerns with the proposed order and asking the Illinois Commerce Commission to adopt the Staff of the Illinois Commerce Commission’s recommendations to approve the transactions. Regulatory staffs in Ohio, Oregon and Washington, in connection with their process for approving the transactions, are also monitoring Verizon’s progress in segregating the operational support systems of the Spinco business (other than the portion conducted in West Virginia) from Verizon’s other businesses, and the parties are awaiting approval of the transactions in West Virginia. In addition, certain state regulatory commissions have, in connection with granting their approvals, specified certain capital expenditure and operating requirements for our business for specified periods of time post-closing, and other state regulatory commissions that have not yet approved the transactions may impose such requirements in connection with granting their approvals. These requirements have thus far focused primarily on a variety of capital investment commitments, including the expansion of broadband availability (in some cases, with our agreeing to place cash in escrow accounts to satisfy such future capital investment commitments). In addition, in certain states we will be subject to operating restrictions such as price caps (including maintenance of existing prices on certain residential and business products and existing prices and terms of interconnection agreements with competitive local exchange carriers and arrangements with other carriers), continuation of existing product bundle offerings, waiver of certain customer early termination fees, post-closing changes to our operational support systems, and certain minimum service quality standards for a defined period of time. We expect similar conditions from the three remaining state regulatory commissions, which may also include requirements to pre-fund into escrow accounts amounts for commitments related to broadband expansion and, in one case, cash management restrictions, upon the failure to meet service quality standards over a period of time. We will also be required to report certain financial information and adhere for a period of time to certain conditions regulating competition and consumer protection. Although these requirements are generally consistent with our current business plans, they may restrict our flexibility in operating our business during such specified periods, including our ability to raise rates in a declining revenue environment. Also, the regulatory agency in Pennsylvania approved the transfer of Verizon’s ILEC operations in that state, which Verizon will retain, to a newly created Verizon operating company and North Carolina granted a Certificate of Public Convenience and Necessity to Frontier. Requests for consent for the transaction remain pending in Illinois, Washington and West Virginia. States generally retain the right to sanction a carrier or to revoke certifications if a carrier materially violates relevant laws or regulations.

Frontier and Verizon have applied to 41 local franchising authorities in Oregon and Washington for approval to transfer control of Verizon’s franchises to provide video services in those states to Frontier. All of those local franchising authorities have granted approval to permit Verizon to transfer control of the franchises to Frontier, subject to the satisfaction of certain conditions. With respect to many of the Oregon local franchising authorities, the relevant orders state that the approval of the proposed transfer of control shall not take effect until such time as Frontier obtains a substantial portion of Verizon’s existing content rights from third-party content providers. A certification on the securing of such rights is due on March 31, 2010. In the event that the local authorities determine that this condition has been not satisfied, Verizon and Frontier could be required to take further action up to and including re-submitting applications for their approval, in which case these authorities have a statutory period of up to 120 days from the date of receiving required information to act. Frontier has not yet obtained the required minimum portion of the content rights. In the event Frontier fails to obtain the content rights and the authorities require Frontier and Verizon to re-submit their applications, there can be no assurance that these authorities will issue their approvals prior to the time at which the parties otherwise currently anticipate completing the transactions, or at all.

Regulation of the telecommunications industry at the federal and state level

The 1996 Act dramatically changed the telecommunications industry. The main purpose of the 1996 Act was to open local telecommunications marketplaces to competition. The 1996 Act preempts state and local laws to the extent that they prevent competition with respect to communications services. Under the 1996 Act, however, states retain authority to impose requirements on carriers necessary to preserve universal service, protect public safety and welfare, ensure quality of service and protect consumers. States are also responsible for mediating and arbitrating interconnection agreements between CLECs and ILECs if voluntary negotiations fail. The 1996 Act imposes a number of requirements for access to network facilities and interconnection on all local communications providers. Incumbent local carriers must interconnect with other carriers, unbundle some of their services at wholesale rates, permit resale of some of their services, enable collocation of equipment, provide local telephone number portability and dialing parity, provide access to poles, ducts, conduits and rights-of-way, and complete calls originated by competing carriers under termination arrangements.

At the federal level and in a number of the states in which we will operate, we will be subject to price cap or incentive regulation plans under which prices for regulated services are capped in return for the elimination or relaxation of earnings oversight. The goal of these plans is to provide incentives to improve efficiencies and increased pricing flexibility for competitive services while ensuring that customers receive reasonable rates for basic services. Some of these plans have limited terms and, as they expire, we may need to renegotiate with various states. These negotiations could impact rates, service quality and/or infrastructure requirements which could impact our earnings and capital expenditures. In other states in which we will operate, we will be subject to rate of return regulation that limits levels of earnings and returns on investments. The National Broadband Plan recommends requiring all incumbent local exchange carriers to be regulated for interstate services, if at all, under incentive regulation. We will continue to advocate our position for no regulation with various regulatory agencies. In some of states, Frontier has already been successful in reducing or eliminating price regulation on end-user services under state commission jurisdiction.

For interstate services regulated by the FCC, Frontier has elected to comply with price caps for most of its operations and all of the current operations of the Spinco business are subject to price caps as well. In May 2000, the FCC adopted a methodology for regulating the interstate access rates of price cap providers through May 2005, which has continued in effect in the absence of any changes in FCC rules. The FCC has been considering a number of different proposals for comprehensive intercarrier compensation reform, including changes to the regulation of interstate access rates. The National Broadband Plan recommends reducing intrastate terminating switched access rates to interstate terminating switched access levels over a two to four year period beginning in 2012, and eliminating all per-minute intercarrier compensation charges by 2020. This plan must still be considered by the full FCC which may adopt, reject or modify these proposals. In addition, the FCC also has an ongoing proceeding considering whether to make changes in its regulatory regime governing special access services, including whether to mandate lower rates, change standards for deregulation and pricing flexibility, or to require changes to other terms and conditions.

Another goal of the 1996 Act was to remove implicit subsidies from the rates charged by local telecommunications companies. Some state legislatures and regulatory agencies are looking to reduce the implicit subsidies in intrastate rates. The most common subsidies are in intrastate access rates that historically have been priced above their costs to allow basic local rates to be priced below cost. Legislation has been considered in several states to require regulators to eliminate these subsidies and implement state universal service programs where necessary to maintain reasonable basic local rates. However, not all the reductions in access charges would be fully offset. Frontier anticipates additional state legislative and regulatory pressure to lower intrastate access rates.

The National Broadband Plan recommends transitioning all of the existing federal high cost subsidy programs, including the Federal High Cost Loop Fund, federal interstate access support, federal interstate common line support, federal local switching support fund (but not including surcharges billed to customers), into a new fund focusing on broadband infrastructure buildout in unserved areas. The National Broadband Plan recommends that there would be only one subsidized provider of broadband per geographic area, and that eligibility criteria would be company and technology agnostic so long as the service provided meets the specifications set by the FCC. There is no assurance that a carrier that receives support under the existing federal high cost subsidy programs would receive support under the new broadband fund. In addition, the National Broadband Plan proposes that the total federal universal service fund, including high cost support, low income support and support to schools and libraries, remain close to its current size in 2010 dollars.

Telephone companies are subject to FCC rules governing privacy of customer information. Among other things, these rules obligate carriers to protect customer information from inappropriate disclosure, set requirements for obtaining customer permission to use information in marketing and for disclosure of information to customers, and require carriers to certify annually that they are in compliance with the rules.

Most states have certification requirements that require providers of communications services to obtain authority from the state regulatory commission prior to offering common carrier services. Most of the local exchange companies that will be operated by us will operate as incumbent carriers in the states in which they operate and are certified in those states to provide local telephone services. State regulatory commissions generally regulate the rates ILECs charge for intrastate services, including rates for intrastate access services paid by providers of intrastate long distance services.

Local government authorizations

We may be required to obtain from municipal authorities permits for street opening and construction or operating franchises to install and expand facilities in certain communities. Some of these franchises may require the payment of franchise fees. Frontier has historically obtained municipal franchises as required. In some areas, we will not need to obtain permits or franchises because the subcontractors or electric utilities with which we will have contracts already possess the requisite authorizations to construct or expand our networks.

Promotion of local service competition and traditional telephone companies.    The Telecommunications Act provides, in general, for the removal of barriers to entry into the communications marketplace. With respect to facilities, the FCC has determined that certain unbundling requirements that apply to narrowband facilities do not apply to broadband facilities such as fiber-to-the-premises loops and packet switches. With respect to services, the FCC has concluded that broadband Internet access services offered by telephone companies, cable companies, electric utilities, wireless providers and their affiliates qualify as information services and are not subject to mandatory common carriage regulation. The FCC has also concluded that telephone companies may offer the underlying broadband transmission services that are used as an input to Internet access services through private carriage arrangements on negotiated commercial terms. In addition, a Verizon petition asking the FCC to forbear from applying common carrier regulation to certain broadband services sold primarily to larger business customers when those services are not used for Internet access was deemed granted by operation of law on March 19, 2006, when the FCC did not deny the petition by the statutory deadline. Frontier received similar relief for certain broadband services in a forbearance petition granted in an order adopted by the FCC on October 24, 2007. In the National Broadband Plan, an FCC staff team recommended that the FCC review its wholesale regulatory framework for broadband services, including competitive access to local fiber facilities, copper retirement rules and implementation of Section 271 of the Communications Act of 1934, as amended.

Promotion of universal service.    Current FCC rules provide different methodologies for the determination of universal service payments to rural and non-rural telephone company areas. In general, the rules provide high-cost support to rural telephone company study areas where the company’s actual costs exceed a preset nationwide benchmark level. High-cost support for non-rural telephone company areas, on the other hand, is determined by a nationwide proxy cost model. The FCC’s current rules for support to high-cost areas served by non-rural local telephone companies were previously remanded by U.S. Court of Appeals for the Tenth Circuit, which had found that the FCC had not adequately justified these rules. The FCC has initiated a rulemaking proceeding in response to the court’s remand, but its rules remain in effect pending the results of the rulemaking. The Federal-State Joint Board on Universal Service is also considering proposals to update the proxy model used to determine non-rural high-cost funding is determined. In 2000, the FCC also created an explicit support mechanism to replace implicit support that was previously recovered in interstate access charges for carriers subject to price-cap regulation. Most of our price-cap regulated study areas will receive this interstate access support.

The payments received by our rural local exchange carriers from the rural and high cost portions of the USF are intended to support the high cost of our operations in rural markets. Various parts of the federal rural and the high cost USF are subject to caps that can reduce the amount of support provided from year to year. For example, payments from the USF will fluctuate based upon our average cost per loop in a study area compared with the national average cost per loop. For areas classified as rural telephone companies, if the national average cost per loop increases and our operating costs and average cost per loop increase at a lower rate, remain constant or decrease, the payments we will receive from the USF will decline. Conversely, if the national average cost per loop decreases and our operating costs and average cost per loop decrease at a lower rate, remain constant or increase, the payments we will receive from the USF will increase. Over the past year, the national average cost per loop in relation to the average cost per loop for the majority of Frontier study areas has increased, and Frontier believes the national average cost per loop will likely continue to increase in relation to its average cost per loop. As a result, the payments from the rural portions of the USF that we will receive with respect to the operations of the current Frontier business will likely decline. In addition, subsidy revenue received under the federal interstate access support fund may also decline, as that fund is also subject to a national cap and the formula used to allocate funds among recipients may cause our support to decline, as occurred for the Frontier business and the Spinco business in 2008 and 2009. Furthermore, the proposed changes in the federal rules governing both the collection and distribution of the USF are pending before the FCC. If our rural local exchange carriers were unable to receive USF payments, or if those payments were reduced, many of our rural local exchange carriers may operate less profitably as they have historically under Frontier in the absence of our implementation of increases in charges for other services. Moreover, if we raise prices for services to offset loss of USF payments, the increased pricing of our services may disadvantage us competitively in the marketplace, resulting in additional potential revenue loss.

Universal service rules have been adopted by both the FCC and some state regulatory commissions. USF disbursements may be distributed only to carriers that are designated as eligible telecommunications carriers by a state regulatory commission. All of the incumbent local exchange carriers that will be operated by us have been designated as eligible telecommunications carriers pursuant to the Telecommunications Act. However, under the Telecommunications Act, competitors can obtain the same support payments per line served as we will if a state regulatory commission determined that granting support payments to competitors would be in the public interest, although the FCC placed a temporary cap on high-cost support paid to CETCs in May 2008. The FCC is currently considering revisions to the distribution mechanisms for universal service funds.

In May 2007, the FCC requested comment on the possible use of reverse auctions to determine recipients of high-cost universal service reform, as well as on other rule changes that could reduce support in the future, or provide for new support, such as for broadband services. The FCC issued a Further Notice of Proposed Rulemaking on November 5, 2008, with a range of different proposals. Some of these proposals would likely substantially reduce the universal service support Frontier would receive, if ultimately adopted without change. Neither Spinco nor Frontier can predict what course the FCC will take on universal service distribution reform, but it is possible that the remedy selected by the FCC could materially affect the amount of universal service funding we will receive. It is possible that the Joint Board will recommend and the FCC will adopt additional mechanisms to reduce the amount of high-cost universal service support disbursed in rural areas to ILECs, as it recently did with respect to CETCs.

As discussed above, the National Broadband Plan recommends transitioning all of the existing federal high cost subsidy programs into a new fund focusing on broadband infrastructure building out unserved areas with support going to only one subsidized provider per geographic area. There is no assurance that a carrier that receives support under the existing federal high cost subsidy programs would receive support under the new broadband fund. The National Broadband Plan also recommends that the federal universal service fund in total remain close to its current size in 2010 dollars.

Universal service funding is currently collected through a surcharge on interstate and international end-user revenues. Declining long distance revenues, the popularity of service bundles that include local and long distance services, and the growth in the size of the fund, due primarily to increased funding to CETCs, are all causing the FCC to consider alternative and more sustainable means for collecting this funding. One alternative under active consideration would be to impose surcharges on telephone numbers or network connections. As an interim step, in June 2006, the FCC ordered that providers of certain VOIP services are subject to federal universal service obligations. The FCC also increased the percentage of revenues subject to federal universal service obligations that wireless providers may use as a safe harbor. The FCC is considering revisions to the contribution methodology for funding universal service. In the National Broadband Plan, an FCC staff team recommended broadening the universal service contribution base, and discussed proposals to include broadband revenues or to assess broadband connections through a hybrid numbers and connections-based approach, but also noted that some suggest that broadband should not be assessed. Any further change in the current assessment mechanism could result in a change in the contribution that local telephone companies, wireless carriers or others must make and that would be collected from customers.

Neither Frontier nor Spinco can predict whether the FCC or Congress will require modification to any of the universal service rules, or the ultimate impact that any such modification might have on us.

Recent and potential regulatory developments

Federal legislators, the FCC and state regulators are currently considering a number of proposals for changing the manner in which eligibility for federal subsidies is determined as well as the amounts of such subsidies. In May 2008, the FCC issued an order to cap CETC receipts from the high cost Federal Universal Service Fund. In 2009, the federal court upheld the FCC’s order and the cap remains in place pending any future reform.

The FCC is considering proposals that may significantly change interstate, intrastate and local intercarrier compensation and would revise the Federal Universal Service funding and disbursement mechanisms to incentivize expanded broadband availability. The National Broadband Plan recommends eliminating all per-minute intercarrier compensation charges by 2020, and reducing intrastate terminating switched access rates to interstate terminating switched access levels over a two to four year period beginning in 2012. The National Broadband Plan also recommends transitioning all of the existing federal high cost subsidy programs, including the Federal High Cost Loop Fund, federal interstate access support, federal interstate common line support, federal local switching support fund (but not including surcharges billed to customers), into a new fund focusing on broadband infrastructure buildout in unserved areas. The National Broadband Plan further recommends that there would be only one subsidized provider of broadband per geographic area, and that eligibility criteria would be company and technology agnostic, so long as the service provided meets the specifications set by the FCC. However, there is no assurance that a carrier that receives support under the existing federal high cost subsidy programs would receive support under the new broadband fund. In addition, the National Broadband Plan proposes that the total federal universal service fund, including high cost support, low income support and support to schools and libraries, remain close to its current size in 2010 dollars. The National Broadband Plan proposals could be accepted, rejected or modified significantly by the FCC. The FCC also has an ongoing proceeding considering whether to make changes in its regulatory regime governing special access services, including whether to mandate lower rates, change standards for deregulation and pricing flexibility, or to require changes to other terms and conditions. When and how these proposed changes will be addressed are unknown and, accordingly, we are unable to predict the impact of future changes on our results of operations. However, future reductions in our subsidy and access revenues will directly affect our profitability and cash flows as those regulatory revenues do not have associated variable expenses. Frontier’s access and subsidy revenues declined in 2009 compared to 2008 and are both likely to decline further in 2010.

Certain states have opened proceedings to address reform to intrastate access charges and other intercarrier compensation. Neither Spinco nor Frontier can predict when or how these matters will be decided or the effect on our subsidy or access revenues. In addition, Frontier has been approached by, and/or is involved in formal state proceedings with, various carriers seeking reductions in intrastate access rates in certain states.

Regulators at both the federal and state levels continue to address whether VOIP services are subject to the same or different regulatory and intercarrier compensation regimes as traditional telephony. The FCC has concluded that certain VOIP services are jurisdictionally interstate in nature and states therefore are preempted from regulating the rates, terms and conditions on which providers offer these services. The FCC has not addressed other related issues, such as: whether or under what terms VOIP originated traffic may be subject to intercarrier compensation; and whether VOIP services are subject to general state requirements relating to taxation and general commercial business requirements. The FCC has stated its intent to address these open questions in subsequent orders in its ongoing “IP-Enabled Services Proceeding.” Internet telephony may have an advantage over the traditional services of Frontier and Spinco if it remains less regulated.

In January 2008, the FCC released public notices requesting comments on two petitions that have been filed regarding net neutrality and the application of the FCC’s Internet Policy Statement. In October 2009 the FCC issued a proposed rulemaking looking at rules to “Preserve a Free and Open Internet”, including proposed restrictions on broadband network management practices. That proceeding remains pending.

Some state regulators have in the past considered imposing on regulated companies (including us) cash management practices that could limit the ability of a company to transfer cash between its subsidiaries or to its parent company. None of the existing state requirements materially affect the cash management of Frontier, but future changes by state regulators could affect our ability to freely transfer cash within our consolidated companies.

In February 2009, the President signed into law an economic stimulus package, the American Recovery and Reinvestment Act (“ARRA”), that includes $7.2 billion in funding, through grants and loans, for new broadband investment and adoption in unserved and underserved communities. Frontier filed applications for the first round of stimulus funding in West Virginia, but was notified in February 2010 that it was not selected. The federal agencies responsible for administering the programs released rules and evaluation criteria for the second round of funding, with applications due by March 15, 2010. Frontier has applied for one funding of approximately $5.5 million in this round.

Current and potential internet regulatory obligations

In connection with our Internet access offerings, we could become subject to laws and regulations as they are adopted or applied to the Internet. There is currently only limited regulation applicable to these services. As the significance of the Internet expands, federal, state and local governments may adopt rules and regulations, or apply existing laws and regulations to the Internet (including Internet access services), and related matters are under consideration in both federal and state legislative and regulatory bodies. Neither Frontier nor Spinco can predict whether the outcome of pending or future proceedings will prove beneficial or detrimental to our competitive position.

The FCC adopted orders which put wireline broadband Internet access service, commonly delivered by DSL or fiber technology, as well as mobile wireless based broadband Internet access service and other forms of broadband Internet access services on an equal regulatory footing with cable modem service. This approach is consistent with a United States Supreme Court decision upholding the FCC’s classification of cable modem services as “information services” not subject to mandatory common carriage regulation. Specifically, the FCC has determined that these information services are functionally integrated with any underlying telecommunications component, and that there is no obligation to separate out and offer that transmission component subject to common carriage regulation. The FCC provides the option, however, for rate of return carriers to voluntarily provide wireline broadband Internet access service as a common-carrier offering. In the National Broadband Plan, the FCC staff team indicates that the FCC will consider the legal classification of broadband as it reviews the Plan.

The FCC has imposed particular regulatory obligations on broadband services. For example, it has concluded that VOIP and facilities-based broadband Internet access providers must comply with the Communications Assistance for Law Enforcement Act, a decision that the United States Court of Appeals for the District of Columbia Circuit has upheld. The FCC has also required VOIP providers to provide enhanced 911 emergency calling capabilities. Recently, there have also been discussions among policymakers concerning “net neutrality” or the potential requirement for non-discriminatory treatment of traffic over broadband networks. The FCC has sought comment on industry practices in connection with this issue. However, neither Spinco nor Frontier can predict what, if any, impact this may have on our business.

The National Broadband Plan proposes a series of other actions that could result in additional regulatory requirements for broadband services. These proposals include, but are not limited to, mandating specific disclosures to customers concerning actual speed of service; new regulations governing customer privacy; reports to the government on service outages; providing emergency alerts and access to next-generation 911 services; evaluating the resiliency of broadband networks in disasters and emergencies; and providing priority access to first responders in emergencies. The FCC staff has indicated that the FCC will initiate proceedings on these and other issues over the next several months. Neither Spinco nor Frontier can predict, however, what, if any, impact these proposals may have on our business.

Video programming.    We will provide video programming in Oregon, Washington, and Indiana, pursuant to franchises, permits, and similar authorizations issued by local franchising authorities. Each local franchising authority in Oregon and Washington often must approve a transfer to another party. Most franchises are subject to termination proceedings in the event of a material breach. In addition, most franchises require payment of a franchise fee to the granting authority.

Many franchises establish comprehensive facilities and service requirements, as well as specific customer service standards and monetary penalties for non-compliance. In many cases, franchises are terminable if the franchisee fails to comply with significant provisions set forth in the franchise agreement governing system operations. Franchises are generally granted for fixed terms of at least ten years and must be periodically renewed. Local franchising authorities may resist granting a renewal if either past performance or the prospective operating proposal is considered inadequate.

For information regarding approvals by local franchising authorities in connection with the transactions, see “—Regulation of our business after the spin-off and merger.”

Federal, state and local governments extensively regulate the video services industry. Our video programming operations will be subject to, among other things, subscriber privacy regulations; requirements that we carry a local broadcast station or obtain consent to carry a local or distant broadcast station; rules for franchise renewals and transfers; the manner in which program packages are marketed to subscribers; and program access requirements.

Environmental regulation.

Like all other local telephone companies, the local exchange carrier subsidiaries that will be operated by us are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner and former owner of property, we could be subject to environmental laws that impose liability for the entire cost of cleanup at contaminated sites, including sites formerly owned by Frontier or the Spinco business, regardless of fault or the lawfulness of the activity that resulted in contamination. Frontier believes that our operations will be in substantial compliance with applicable environmental laws and regulations.